UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF THE EARLIEST EVENT REPORTED): September 3, 2015

FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On September 3, 2015, Fibrocell Science, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as its independent registered public accounting firm.  The dismissal was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

The reports of BDO on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2014 and 2013 did not contain an adverse opinion, or a disclaimer of opinion, nor were any such reports qualified or modified as to uncertainty, audit scope, or accounting principles other than:

•
BDO’s audit report included in the Company’s Annual Report on Form 10-K/A filed on June 2, 2014 (the “2013 Amended Form 10-K”) references BDO’s adverse opinion on the Company’s internal control over financial reporting as of December 31, 2013 which required the Company to restate its consolidated financial statements as of and for the years ended December 31, 2013, 2012, and 2011 to correct an error in the classification of and accounting for warrants; and

•
BDO’s audit report included in the Company’s Annual Report on Form 10-K filed on March 13, 2015 (the “2014 Form 10-K”) references BDO’s adverse opinion on the Company’s internal control over financial reporting as of December 31, 2014.

During the Company’s prior two fiscal years ended December 31, 2014 and 2013, and the subsequent period through September 3, 2015, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as follows:

•
As disclosed in the 2013 Amended Form 10-K, the Company’s management concluded that as of December 31, 2013, the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to management’s prior interpretation of ASC 815 Derivatives and Hedging and initial classification and subsequent accounting of warrants as either liabilities or equity instruments, as described in Item 9A to the 2013 Amended Form 10-K, which description is incorporated herein by reference.  BDO’s audit report included in the 2013 Form 10-K opined that the Company did not maintain effective internal control over financial reporting as of December 31, 2013 because of this material weakness.  Management believes that this material weakness was remediated in the second quarter of 2014.

•
As disclosed in the 2014 Form 10-K, the Company’s management concluded that as of December 31, 2014, the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to management’s review of the assumptions used in the valuation modeling of its warrants classified as liabilities, as described in Item 9A to the 2014 Form 10-K, which description is incorporated herein by reference.  Management believes that this material weakness was remediated in the second quarter of 2015.

The Audit Committee discussed the subject matter of these material weaknesses with BDO, and the Company has authorized BDO to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.

In connection with the audits of consolidated financial statements for the Company’s prior two fiscal years ended December 31, 2014 and 2013, and the subsequent period through September 3, 2015, there were no disagreements between BDO and the Company regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused it to make reference thereto in its reports on the financial statements for such years.  BDO has not advised the Company of any information that, if further investigated, may materially impact the fairness or reliability of a previously issued audit report by BDO or the Company’s previously filed financial statements, nor has the Company been advised of any concerns regarding the ability of BDO to rely on management’s representations in connection with its audit engagement, except as it relates to the Company's restatement of its consolidated financial statements as of and for the years ended December 31, 2013, 2012, and 2011 in the 2013 Amended Form 10-K.

The Company has provided to BDO a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and has requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not BDO agrees with the statements contained in this Form 8-K (the “Auditor Letter”).  A copy of the Auditor Letter, dated September 8, 2015, is filed as Exhibit 16.1 hereto.

(b)     Engagement of New Independent Registered Public Accounting Firm

On September 3, 2015, the Company engaged PricewaterhouseCoopers LLP (“PwC”) to serve as the Company's independent registered public accounting firm. The engagement of PwC was approved by the Audit Committee. During the two most recent fiscal years, and in the subsequent interim periods through September 3, 2015, the Company has not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from BDO USA, LLP, dated September 8, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: September 8, 2015